        BOSTON                Latham & Watkins               NEW YORK
        CHICAGO               ATTORNEYS AT LAW          NORTHERN VIRGINIA
       FRANKFURT                 www.lw.com               ORANGE COUNTY
        HAMBURG                                                PARIS
       HONG KONG            ____________________            SAN DIEGO
        LONDON                                            SAN FRANCISCO
      LOS ANGELES                                         SILICON VALLEY
        MOSCOW                                               SINGAPORE
       NEW JERSEY                                             TOKYO
                                                          WASHINGTON, D.C.


Host Marriott Corporation
10400 Fernwood Road
Bethesda, Maryland  20817-1109

          Re: $550,000,000 Aggregate Offering Price of Securities of Host Marriott Corporation; $1,000,000,000 Aggregate Offering Price of Senior Notes of Host Marriott, L.P.

Ladies and Gentlemen:

     This opinion is furnished in connection with the registration statement on Form S-3, as amended through the date hereof (the "Registration Statement"),
                                                   ----------------------
filed on May 25, 2001, by Host Marriott Corporation (the "Company"), Host
                                                          -------
Marriott, L.P. (the "Operating Partnership") and certain of the Operating
                     ---------------------
Partnership's direct or indirect subsidiaries which are co-registrants on the Registration Statement (the "Co-Registrants") with the Securities and Exchange
                             --------------
Commission under the Securities Act of 1933, as amended, relating to: (A) the offering by the Company from time to time, as set forth in a prospectus contained in the Registration Statement (the "Equity Prospectus") and as shall
                                              -----------------
be set forth in one or more supplements to the Prospectus, of up to $550,000,000 aggregate offering price of (i) shares of common stock, par value $0.01 per share (the "Common Stock") (ii) shares of preferred stock, par value $0.01 per
            ------------
share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by
            ---------------
depositary shares ("Depositary Shares"), (iv) warrants to purchase Common Stock,
                    -----------------
Preferred Stock or Depositary Shares (collectively, the "Warrants"), or (v)
                                                         --------
subscription rights evidencing the right to purchase Common Stock, Preferred Stock, Depositary Shares or Warrants (collectively, the "Subscription Rights")
                                                         -------------------
and (B) the offering by the Operating Partnership from time to time, as set forth in a prospectus contained in the Registration Statement (the "Debt
                                                                    ----
Prospectus") and as shall be set forth in one or more supplements to the
----------
Prospectus, of up to $1,000,000,000 aggregate offering price of senior notes (the "Senior Notes") which may be guaranteed (the "Guarantees") by one or more
      ------------                                 ----------
of the Co-Registrants (the Senior Notes and Guarantees collectively, the "Debt
                                                                          ----
Securities").   The Common Stock, Preferred Stock, Depositary Shares, Warrants,
----------
Subscription Rights and Debt Securities are collectively referred to as the

"Securities."  The Registration Statement provides that Debt Securities may be
-----------
convertible into shares of Common Stock or Preferred Stock and Preferred Stock may be convertible into shares of Common Stock.

     The Depositary Shares will be issued under one or more deposit agreements (each, a "Deposit Agreement"), by and among the Company and a financial
          -----------------
institution identified therein



--------------------------------------------------------------------------------
         11400 Commerce Park Drive, Suite 200 . Reston, Virginia  20191
                TELEPHONE: (703) 390-0900 . FAX: (703) 390-0901

January 8, 2002
Page 2



as the depositary (each, a "Depositary").  The Company may issue receipts
                            ----------
("Depositary Receipts") for Depositary Shares, each of which will represent
  -------------------

a fractional share of Preferred Stock represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements (each, a "Warrant
                                                                       -------
Agreement"), by and among the Company and a financial institution identified
---------
therein as a warrant agent (each, a "Warrant Agent"). The Debt Securities will
                                     -------------
be issued pursuant to the indenture, dated as of August 5, 1998, between the Company and HSBC Bank USA (formerly Marine Midland Bank), as Trustee, as it may be amended or supplemented by resolutions and one or more supplemental indentures or officers' certificates in accordance with the indenture (as so amended or supplemented, the "Indenture"). The Indenture is an exhibit to the
                              ---------
Registration Statement. The Indenture is also listed as an exhibit to a registration statement on Form S-3 (file no. 333-50729) of HMH Properties, Inc. (the predecessor entity to the Operating Partnership).

     We have assumed that the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and the proceedings taken and proposed to be taken by the Company, the Operating Partnership and/or the Co-Registrants in connection with the authorization and issuance of the Debt Securities, will be timely completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

     We have examined such matters of fact and questions of law we considered appropriate for purposes of rendering the opinion expressed below. We have been furnished with and relied upon certificates of officers of the Company and others with respect to factual matters.

     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and the General Corporation Law of the State of Maryland, the Delaware Revised Limited Partnership Act, and the Delaware Limited Liability Company Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or in the case of Maryland and Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     (1) The Company has authority pursuant to its Articles of Incorporation to issue up to 750,000,000 shares of Common Stock. Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of shares of such Common Stock against payment therefor of legal consideration in excess of the par value as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of Common Stock will be validly issued, fully paid and nonassessable.

     (2) The Company has the authority pursuant to its Certificate of Incorporation to issue up to 50,000,000 shares of Preferred Stock. When a series of Preferred Stock has been

January 8, 2002
Page 3



duly established in accordance with the terms of the Company's Certificate of Incorporation and applicable law, and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and upon issuance and delivery of shares of such series of Preferred Stock against payment therefor of legal consideration in excess of the par value as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     (3) When a Deposit Agreement shall have been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with the Deposit Agreement and applicable law, and the Depositary Receipts have been duly executed and delivered by the Depositary against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such authorization (assuming the underlying Preferred Stock has been validly issued and deposited with the Depositary), such Depositary Shares will be validly issued and will entitle the holders to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

     (4) When a Warrant Agreement shall have been duly authorized, executed and delivered by the Company in accordance with applicable law, the specific terms of a particular issuance of Warrants have been duly established in accordance with the Warrant Agreement and applicable law, and the Warrants have been duly executed, authenticated and delivered against payment therefor as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such authorization (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Warrants will be validly issued and will entitle the holders to the rights specified in the Warrants and the Warrant Agreement.

     (5) When the specific terms of a particular issuance of Subscription Rights have been duly established by execution and delivery of a certificate bearing such terms, all as contemplated by the Registration Statement and/or the applicable Prospectus Supplement and in accordance with applicable law, the Subscription Rights will be validly issued and will entitle the holders to the rights specified in accordance with their terms.

     (6) When the specific terms of any particular Senior Note have been duly established in accordance with the Indenture and applicable law, any such Senior Note has been duly executed, authenticated and delivered against payment therefor as contemplated by the Indenture and by the Registration Statement and/or the applicable Prospectus Supplement, such Senior Note will constitute a legally valid and binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms.

     (7) When any of the Co-Registrants delivering Guarantees of Senior Notes and the Trustee duly execute and deliver the Indenture and the specific terms of the Guarantees and the related Senior Notes have been duly established in accordance with the Indenture and applicable

January 8, 2002
Page 4



law, the Guarantees have been duly executed and delivered and the related Senior Notes have been duly executed, authenticated and delivered against payment therefor as contemplated by the Indenture and by the Registration Statement and/or the applicable Prospectus Supplement, such Guarantees will constitute a legally valid and binding obligation of each such Co-Registrant, enforceable against such Co-Registrant in accordance with its terms.

     The opinions set forth in paragraphs 3, 4, 6 and 7 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We express no opinion (i) concerning the enforceability of the waiver of rights or defenses contained in
Section 4.4 of the Indenture or (ii) with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     To the extent that the obligations of the Company under each Deposit Agreement and the Depositary Receipts may be dependent upon such matters, we assume for purposes of this opinion that the Depositary will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary will be duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement will be duly authorized, executed and delivered by the Depositary and will constitute the legal, valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary will be in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary will have the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

     To the extent that the obligations of the Company under each Warrant Agreement and the Warrants may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

January 8, 2002
Page 5



     In rendering our opinions in paragraphs 6 and 7, we have assumed that
(i) the Indenture has been duly authorized, executed and delivered by the Company and each of the Co-Registrants, (ii) any further supplement or amendment to the Indenture will be duly authorized, executed and delivered by the Company and each of the Co-Registrants, (iii) the Guarantees have been duly authorized, executed and delivered by each of the Co-Registrants, and (iv) neither the Trustee nor any person acting on its behalf has breached or otherwise defaulted under the Indenture or taken any action that would release the Company or any Co-Registrants from its obligations thereunder or with respect thereto. We further assume for purposes of our opinion in paragraph 7 that each of the Co-Registrants is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization.

     To the extent that the obligations of the Operating Partnership or the Co-Registrants under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospecti included therein.

                              Very truly yours,


                              /s/ LATHAM & WATKINS